Execution Copy

Wisconsin Public Service Corporation

Senior Notes, 4.875% Series Due December 1, 2012

Underwriting Agreement

December 9, 2002

UBS Warburg LLC
  as Managing Underwriter
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

        Wisconsin Public Service Corporation, a corporation organized under the laws of Wisconsin (the "Company"), proposes to sell to the several underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representative") are acting as representative, the principal amount of its senior debt securities identified in Schedule I hereto (the "Senior Notes"), to be issued under an Indenture dated as of December 1, 1998, between the Company and U.S. Bank National Association (as successor to Firstar Bank Milwaukee, N.A.), as trustee (the "Senior Trustee"), as amended and supplemented to the Execution Time (the "Original Senior Indenture") and to be further supplemented by the Third Supplemental Indenture dated as of December 1, 2002, creating the series in which the Senior Notes are to be issued (the "Supplemental Indenture to the Senior Indenture"). The term "Senior Indenture," as used herein, means the Original Senior Indenture as supplemented by the Supplemental Indenture to the Senior Indenture. To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representative as used herein shall mean you, as Underwriter, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires.

        Until the Release Date (as defined in the Senior Indenture), the Senior Notes will be secured as to payment of principal and interest by the Company's First Mortgage Bonds, Collateral Series C (the "Collateral Bonds"), issued under and ratably secured by the First Mortgage and Deed of Trust dated January 1, 1941 between the Company and U.S. Bank National Association (the successor to First Wisconsin Trust Company), as Trustee (the "Mortgage Trustee"), as amended and supplemented to the Execution Time (as so amended and supplemented, the "Original Mortgage Indenture") and to be further supplemented by the Thirty-Fifth Supplemental Indenture thereto creating the Collateral Bonds (the "Supplemental Indenture to the Mortgage Indenture"). The term "Mortgage Indenture," as used herein, means the Original Mortgage Indenture, as supplemented by the Supplemental Indenture to the Mortgage Indenture. The Collateral Bonds will be issued, pledged and delivered to the Senior Trustee by the Company concurrently with the issue and delivery of the Senior Notes.

        Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before, in the case of the Registration Statement, the Execution Time, or, in the case of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, the applicable issue date, and any reference herein to the terms "amend", "amendment" or "supplement" shall be deemed to refer to and include the filing of any document under the Exchange Act after the Execution Time, with respect to the Registration Statement, or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, that is deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "set forth" or "stated" in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, or the Final Prospectus, as the case may be. Certain terms used herein are defined in Section 18 hereof.

        1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

            (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto), including a related basic prospectus, for registration under the Act of the offering and sale of the Senior Notes, from time to time, in accordance with Rule 415 under the Act. The Company has filed with the Commission such amendments thereto, if any, as may have been required prior to the date hereof. Such registration statement, if and as amended, has been declared effective by the Commission. The Company will next file with the Commission a final prospectus supplement relating to the Senior Notes, together with the basic prospectus, in accordance with Rules 415 and 424(b). Except to the extent the Representative shall agree in writing to a modification, the Final Prospectus shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

            (b) The Company has not received, and has no notice of, any order preventing or suspending the effectiveness of the Registration Statement or instituting proceedings for that purpose. Each Preliminary Prospectus, if any, at the time of filing thereof, conformed in all material respects to the requirements of the Act. On the Effective Date, the Registration Statement complied, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will comply, in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder. On the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. On the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date thereof and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto). The Company has not distributed any offering material in connection with the offering or sale of the Senior Notes other than the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Final Prospectus or any other materials, if any, permitted by the Act.

            (c) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Wisconsin with power and authority (corporate and other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and the Final Prospectus; the Company has not filed Articles of Dissolution with the Department of Financial Institutions of the State of Wisconsin, and no grounds exist for the Department of Financial Institutions of the State of Wisconsin to dissolve such corporation administratively pursuant to the provisions of the Wisconsin Business Corporation Law; the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification; the Company is a "public utility company," as such term is defined in the Public Utility Holding Company Act of 1935, as amended (the "Public Utility Holding Company Act"). The copies of the Company's articles of incorporation and by-laws incorporated by reference as exhibits to the Company's most recent Annual Report on Form 10-K are complete and correct as of the date hereof.

            (d) The Company has no subsidiaries which, either individually or considered in the aggregate as a single subsidiary, constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

            (e) All of the Company's issued and outstanding shares of common stock are owned, beneficially and of record, by WPS Resources Corporation, a Wisconsin corporation ("WPSR"); the Company's authorized preferred stock is as set forth in the Final Prospectus; except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock or ownership interests of the Company are outstanding.

            (f) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

            (g) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

            (h) The Original Senior Indenture has been duly authorized, executed and delivered by the Company; the Supplemental Indenture to the Senior Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Senior Trustee, the Senior Indenture will be a valid and binding instrument enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law (the "Bankruptcy Exceptions"); the Senior Indenture has been duly qualified under the Trust Indenture Act; the Senior Indenture conforms in all material respects to the description thereof contained in the Final Prospectus.

            (i) The Senior Notes have been duly authorized by the Company; on the Closing Date, the Senior Notes will have been duly executed by the Company, and when authenticated in accordance with the provisions of the Senior Indenture and delivered and paid for by the Underwriters pursuant to this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits and security provided by the Senior Indenture and enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to the Bankruptcy Exceptions; the Senior Notes conform in all material respects to the description thereof contained in the Final Prospectus.

            (j) The Original Mortgage Indenture has been duly authorized, executed and delivered by the Company; the Supplemental Indenture to the Mortgage Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Mortgage Trustee, the Mortgage Indenture will constitute a valid and binding instrument, enforceable against the Company in accordance with its terms, except as the same may be limited by the laws of the States of Wisconsin and Michigan affecting the remedies for the enforcement of the security provided for therein (which laws do not make such remedies inadequate for the realization of the benefits of such security) and by the Bankruptcy Exceptions; the Mortgage Indenture conforms in all material respects to the description thereof contained in the Final Prospectus.

            (k) The Collateral Bonds have been duly authorized by the Company and, when duly executed and authenticated in accordance with the provisions of the Mortgage Indenture and delivered to the Senior Trustee in the manner provided therein, will have been duly authorized, executed, authenticated and issued and will constitute valid and legally binding obligations of the Company, secured by the lien of, and entitled to the benefits provided by, the Mortgage Indenture, equally and ratably with all other bonds of the Company duly issued and outstanding under the Mortgage Indenture, and will be enforceable against the Company in accordance with their terms, except as the same may be limited by the laws of the States of Wisconsin and Michigan affecting the remedies for the enforcement of the security provided for therein (which laws do not make such remedies inadequate for the realization of the benefits of such security) and by the Bankruptcy Exceptions; the Collateral Bonds conform in all material respects to the description thereof contained in the Final Prospectus.

            (l) Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted. The properties of the Company described under Item 2 of the Company's most recent Annual Report on Form 10-K are owned in fee simple either individually or jointly, as indicated in such annual report, or are held under valid leases, in each case subject only to the lien of the Mortgage Indenture and minor imperfections of titles and encumbrances, if any, which are not substantial in amount, do not materially detract from the value or marketability of the properties subject thereto, and do not materially impair the Company's operations.

            (m) The Company is not and, after giving effect to the offering and sale of the Senior Notes and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

            (n) Except for WPSR, no person or corporation which is a "holding company" or a "subsidiary of a holding company" within the meaning of such terms as defined in the Public Holding Company Act, directly or indirectly owns, controls or holds with power to vote 10% or more of the outstanding voting securities of the Company; WPSR and the Company are presently exempt from the provisions of the Public Utility Holding Company Act which would require them to register thereunder.

            (o) The Public Service Commission of Wisconsin has duly authorized the issuance and sale by the Company of the Senior Notes and the issuance and pledge of the Collateral Bonds on the terms set forth in the Final Prospectus and this Agreement, and such authorization is in force and effect and sufficient for the issuance and sale of the Senior Notes to the Underwriters and the issuance and pledge of the Collateral Bonds to the Senior Trustee. No other consent, approval, authorization, filing with or order of any court or other governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Senior Notes by the Underwriters in the manner contemplated herein and in the Final Prospectus.

            (p) The execution and delivery of this Agreement, the Senior Indenture or the Supplemental Indenture to the Mortgage Indenture, the issue and sale of the Senior Notes, the issue and pledge of the Collateral Bonds, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will not conflict with, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries (or constitute an event which with notice, lapse of time, or both would result in any breach, violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries) pursuant to (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject (other than the lien of the Mortgage Indenture), or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

            (q) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

            (r) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiary included in the Final Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company and its subsidiary as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Summary Financial Information" in the Final Prospectus and Registration Statement fairly present, on the basis stated in the Final Prospectus and the Registration Statement, the information included therein.

            (s) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

            (t) Neither the Company nor any of its subsidiaries is in violation or default (nor has any event occurred which, with notice, lapse of time, or both would result in a violation or default) of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, except for such violations or defaults which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable.

            (u) Arthur Andersen LLP, who have certified certain financial statements of the Company and its consolidated subsidiary and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Prospectus, and Deloitte & Touche LLP, who have reviewed certain of the unaudited consolidated financial statements of the Company included in the Final Prospectus, are each independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder. The Company has complied and will comply with the Act and all applicable regulations under the Act and the Exchange Act with respect to the inclusion of the audit report of Arthur Andersen LLP in the Company's most recent Annual Report on Form 10-K and the incorporation by reference of such Annual Report on Form 10-K in the Registration Statement and Final Prospectus.

            (v) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

            (w) No labor problem or dispute with the employees of the Company exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

            (x) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for such claims which, if successfully denied, would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

            (y) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

            (z) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (aa) The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Senior Notes.

            (bb) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto). Except as set forth in the Final Prospectus, the Company has not been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except in such instances which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

            (cc) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

            (dd) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

            (ee) Subsequent to the respective dates as of which information has been given in the Registration Statement and the Final Prospectus, there has not been (i) any material adverse change, or any development which, in the Company's reasonable judgment, is likely to cause a material adverse change, in the business, properties, or assets described or referred to in the Registration Statement and the Final Prospectus, or the results of operations, condition (financial or otherwise), business or operations of the Company and its subsidiaries taken as a whole, (ii) any transaction which is material to the Company or its subsidiaries, except transactions in the ordinary course of business or disclosed in the Registration Statement and the Final Prospectus, (iii) any obligation, direct or contingent, which is material to the Company and its subsidiaries taken as a whole, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business or disclosed in the Registration Statement and the Final Prospectus, (iv) any change in the capital stock or outstanding indebtedness of the Company or its subsidiaries other than short-term debt of the kind contemplated by the Registration Statement and the Final Prospectus or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, other than dividends on the Company's preferred stock in accordance with the terms thereof and return of capital payments on the common stock of the Company that have been declared or paid in order to maintain the Company's equity at a level consistent with that allowed by the Public Service Commission of Wisconsin. Neither the Company nor its Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement and the Final Prospectus.

        Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Senior Notes shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

        2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Senior Notes set forth opposite such Underwriter's name in Schedule II hereto.

        3. Delivery and Payment. Delivery of and payment for the Senior Notes shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Senior Notes being herein called the "Closing Date"). Delivery of the Senior Notes shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Senior Notes shall be made through the facilities of The Depository Trust Company.

        4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Senior Notes for sale to the public as set forth in the Final Prospectus.

        5. Agreements. The Company agrees with the several Underwriters as follows:

            (a) Prior to the termination of the offering of the Senior Notes, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative  (1) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Senior Notes, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, or (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Senior Notes for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose.. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b) If, at any time when a prospectus relating to the Senior Notes is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representative of such event, (2) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

            (c) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

            (d) The Company will furnish to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Final Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

            (e) The Company will arrange, if necessary, for the qualification of the Senior Notes for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Senior Notes; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Senior Notes, in any jurisdiction where it is not now so subject.

            (f) Until the Business Day set forth on Schedule I hereto, the Company will not, without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Senior Notes, commercial paper or other short-term debt).

            (g) The Company will issue and deliver the Collateral Bonds to the Senior Trustee as security for the Senior Notes in the manner described in the Final Prospectus.

            (h) The Company will apply the proceeds from the sale of the Senior Notes in the manner set forth under the caption "Use of Proceeds" in the Final Prospectus.

        6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Senior Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a) The Final Prospectus and any required supplement thereto, if any, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

            (b) The Company shall have requested and caused Foley & Lardner, counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Wisconsin, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of Michigan; the Company is a "public utility company," as such term is defined under the Public Utility Holding Company Act.

(ii) All of the Company's issued and outstanding shares of common stock are owned of record by WPSR; the Company's authorized preferred stock is as set forth in the Final Prospectus; to the knowledge of such counsel, except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(iii) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(iv) The Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; and such counsel has no reason to believe that on the Effective Date or at the Execution Time the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion).

(v) This Agreement has been duly authorized, executed and delivered by the Company.

(vi) The Senior Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to the Bankruptcy Exceptions; the Senior Indenture has been duly qualified under the Trust Indenture Act; the Senior Indenture conforms in all material respects to the description thereof contained in the Final Prospectus.

(vii) The Senior Notes have been duly authorized by the Company, and when executed and authenticated in accordance with the provisions of the Senior Indenture and delivered and paid for by the Underwriters pursuant to this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits and security provided by the Senior Indenture and enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to the Bankruptcy Exceptions; the Senior Notes conform in all material respects to the description thereof contained in the Final Prospectus.

(viii) The Mortgage Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument, enforceable against the Company in accordance with its terms, except as the same may be limited by the laws of the States of Wisconsin and Michigan affecting the remedies for the enforcement of the security provided for therein (which laws do not in such counsel's opinion make such remedies inadequate for the realization of the benefits of such security) and by the Bankruptcy Exceptions; the Mortgage Indenture conforms in all material respects to the description thereof contained in the Final Prospectus.

(ix) The Collateral Bonds have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Mortgage Indenture, and issued, pledged and delivered to the Senior Trustee pursuant to the Senior Indenture as security for the Senior Notes, will constitute valid and legally binding obligations of the Company, secured by the lien of, and entitled to the benefits provided by, the Mortgage Indenture, equally and ratably with all other bonds of the Company duly issued and outstanding under the Mortgage Indenture, and will be enforceable against the Company in accordance with their terms, except as the same may be limited by the laws of the States of Wisconsin and Michigan affecting the remedies for the enforcement of the security provided for therein (which laws do not in such counsel's opinion make such remedies inadequate for the realization of the benefits of such security) and by the Bankruptcy Exceptions; the Collateral Bonds conform in all material respects to the description thereof contained in the Final Prospectus.

(x) The Company has good and marketable title to the real and fixed properties described in the Mortgage Indenture (other than properties disposed of and released thereunder and lands described as held only under flowage rights) free and clear of all liens, charges and encumbrances against the same prior to or on a parity with the lien of the Mortgage Indenture, except for and subject only to permissible encumbrances as defined in the Mortgage Indenture and to such exceptions, defects and qualifications as in such counsel's opinion do not materially affect the security for the Collateral Bonds or the Company's title to or its right to use such properties in the conduct of its business; the Mortgage Indenture constitutes a valid and direct first lien upon all real and fixed property and governmental licenses and permits owned by the Company (including its interests as tenant-in-common), except property specifically excepted from the Mortgage Indenture by the terms thereof, subject to no liens or encumbrances prior to or on a parity with the lien of the Mortgage Indenture, except permissible encumbrances as defined in the Mortgage Indenture; and the description in the Mortgage Indenture of said property is adequate to constitute the Mortgage Indenture a lien thereon. No examination of title covering rights-of-way for transmission and distribution lines has been made inasmuch as the Company has been advised that the expense incident to the obtaining of abstracts or certificates of title and of examinations in respect thereto would be in excess of the cost of reacquiring by condemnation or purchase, possession and use of such parts of such rights-of-way as might be held under defective titles, and accordingly, such opinion does not cover such rights-of-way. Such counsel has relied on certificates of officers of the Company to the effect that certain parcels described in the Mortgage Indenture are rights-of-way and that certain parcels are not required as an integral part of the Company's properties or are not indispensable to its operations. All real property hereafter acquired by the Company and located in counties in which the Mortgage Indenture shall be of record will, upon acquisition, become subject to the lien of the Mortgage Indenture, subject, however, to permitted encumbrances and liens (as defined in the Mortgage Indenture), any liens existing or placed thereon at acquisition and any liens which might intervene prior to the filing or recording of the instrument containing a sufficient legal description confirming of record that such property is subject to the lien of the Mortgage Indenture, except as the existence or validity of the lien of the Mortgage Indenture may be affected by the application of Sections 547 and/or 552 of the U.S. Bankruptcy Code or by analogous provisions of applicable state insolvency laws.

(xi) The Mortgage Indenture has been duly recorded or filed for record in each county in the States of Wisconsin and Michigan where any real properties described in such instrument are located and in all other places required by law in order to perfect the lien upon the property described in the Mortgage Indenture.

(xii) The Company has statutory authority, franchises, and consents free from burdensome restrictions and adequate for the conduct of the business in which it is engaged as described in the Final Prospectus, except to the extent that the absence of such statutory authority or the failure to obtain such franchises or consents would not, singly or in the aggregate, (A) affect the security for the Collateral Bonds, or (B) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Final Prospectus.

(xiii) The issuance and delivery by the Company of the Collateral Bonds to the Trustee constitute a sale by the Company of the Collateral Bonds to the Trustee as of the Closing Date or, if not a sale, the grant by the Company to the Trustee of a perfected security interest in the Collateral Bonds for the benefit of the holders of the Senior Notes.

(xiv) The Company is not and, after giving effect to the offering and sale of the Senior Notes and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

(xv) The Public Service Commission of Wisconsin has duly authorized the issuance and sale by the Company of the Senior Notes and the issuance and pledge of the Collateral Bonds on the terms set forth in the Final Prospectus and this Agreement, and such authorization is, to the knowledge of such counsel, in force and effect and sufficient for the issuance and sale of the Senior Notes to the Underwriters and the issuance and pledge of the Collateral Bonds to the Senior Trustee. No consent, approval, authorization, filing with or order of any court or other governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Senior Notes by the Underwriters in the manner contemplated herein and in the Final Prospectus.

(xvi) The execution and delivery of this Agreement, the Senior Indenture or the Supplemental Indenture to the Mortgage Indenture, the issuance and sale of the Senior Notes, the issuance and pledge of the Collateral Bonds, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will not conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company (or constitute an event which with notice, lapse of time, or both would result in any breach, violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company) pursuant to (i) the charter or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument (other than the lien of the Mortgage Indenture) known to such counsel to which the Company is a party or bound or to which its property is subject, (iii)  any statute, law, rule, or regulation applicable to the Company, or (iv) any judgment, order or decree known to such counsel and applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

(xvii) To the knowledge of such counsel, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

In rendering such opinion, such counsel (A) may rely as to matters involving the application of laws of any jurisdiction other than the State of Wisconsin or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, (B) may assume, as to matters of New York law relating to this Agreement, that New York law does not differ from Wisconsin law in any material respect and (C) may rely, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

            (c) The Representative shall have received from Schiff Hardin & Waite, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Senior Notes, the issuance and pledge of the Collateral Bonds, the Senior Indenture, the Mortgage Indenture, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (d) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement that are qualified by materiality are true in all respects, as so qualified, on and as of the Closing Date with the same effect as if made on the Closing Date and the representations and warranties that are not qualified by materiality are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

            (e) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representative, at the Execution Time and at the Closing Date, letters to the effect set forth in Exhibit A hereto.

            (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any material change or decrease of the kind specified in paragraphs 5 and 6 of Exhibit A (except to the extent, if any, stated in the letter delivered by Deloitte & Touche LLP at the Execution Time pursuant to Section 6(e)) or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except in each case as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Senior Notes as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

            (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities (including the Senior Notes) by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or any review or possible change in any such rating that does not indicate an improvement in such rating.

            (h) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

        If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

        The documents required to be delivered by this Section 6 shall be delivered at the office of Foley & Lardner, counsel for the Company, at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, on the Closing Date, or at such other place as may be agreed upon by the Company and the Underwriters.

        7. Reimbursement of Underwriters' Expenses. If the sale of the Senior Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Senior Notes.

        8. Indemnity and Contribution. (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in such Registration Statement or in the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through the Representative to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Base Prospectus, Preliminary Prospectus or Final Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Base Prospectus, Preliminary Prospectus or Final Prospectus or necessary to make such information not misleading.

        If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the failure to so notify the Company (i) shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person under this paragraph (a) unless and to the extent the Company did not otherwise learn of such Proceeding and such failure results in the forfeiture by the Company of substantial rights and defenses and (ii) will not, in any event, relieve the Company from any obligations to any indemnified party other than the indemnification obligation provided in this paragraph (a). Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in competition with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any such claim or Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

        (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through the Representative to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Basic Prospectus, Preliminary Prospectus or Final Prospectus, or necessary to make such information not misleading.

        If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify such Underwriter (i) shall not relieve such Underwriter, from any liability which such Underwriter may have to the Company or any such person under this paragraph (b) unless and to the extent the Underwriter did not otherwise learn of such Proceeding and such failure results in the forfeiture by such Underwriter of substantial rights and defenses and (ii) will not, in any event, relieve such Underwriter from any obligations to any indemnified party other than the indemnification obligation provided in this paragraph (b). The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel in addition to any local counsel in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

        (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) and (b) of this Section 8 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Senior Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

        (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Senior Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter's obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

        (e) The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors and officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Senior Notes. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors, in connection with the issuance and sale of the Senior Notes or in connection with the Registration Statement or Final Prospectus, whether or not indemnification is sought in connection with such Proceeding.

        9. Default by an Underwriter.

            (a) If any one or more Underwriters shall fail to purchase and pay for any of the Senior Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, subject to Sections 6 and 10, the remaining Underwriters shall be obligated severally to take up and pay for (in such respective proportions as the Representative may designate with the consent of each Underwriter so designated or, in the event no such designation is made, in such respective proportions that the principal amount of Senior Notes set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Senior Notes set forth opposite the names of all the remaining Underwriters) the Senior Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Senior Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Senior Notes set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Senior Notes, and if such nondefaulting Underwriters (together with substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative) do not purchase all the Senior Notes, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

            (b) The term "Underwriter" as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with the like effect as if such substituted Underwriter had originally been named in Schedule II.

        10. Termination.

            (a) This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Senior Notes, if at any time prior to such time (i) there has been any material adverse and unfavorable change, financial or otherwise (other than as disclosed in the Registration Statement and Final Prospectus (exclusive of any supplement thereto)), in the operations, business condition or prospects of the Company and its subsidiaries taken as a whole, which would, in the Representative's judgment or in the judgment of a group of Underwriters who have agreed to purchase in the aggregate at least 50% of the Senior Notes, make it impracticable to market the Senior Notes, (ii) there shall have occurred any downgrading, or any notice shall have been given of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act, (iii) trading in WPSR's common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iv) a banking moratorium shall have been declared either by Federal, New York State or Wisconsin authorities or a material disruption in clearance or settlement systems in the United States securities markets shall have occurred, or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, act of terrorism or other national or international calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative or the judgment of a group of Underwriters who have agreed to purchase in the aggregate at least 50% of the Senior Notes impractical or inadvisable to proceed with the offering or delivery of the Senior Notes as contemplated by the Final Prospectus (exclusive of any supplement thereto).

            (b) If the Representative or any group of Underwriters elects to terminate this Agreement as provided in this Section 10, the Company and each other Underwriter shall be notified promptly by means set forth in Section 12.

        11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Senior Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

        12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed or delivered to UBS Warburg LLC, 677 Washington Boulevard, Stamford, Connecticut 06901, Attention: Fixed Income Syndicate Department, or telefaxed to the Fixed Income Syndicate Department, (fax no.: 203-719-0495) and confirmed to the address indicated above; or, if sent to the Company, will be mailed or delivered to Wisconsin Public Service Corporation, 700 North Adams Street, P.O. Box 19001, Green Bay, Wisconsin, 53407, Attention: Joseph P. O'Leary or telefaxed to Joseph P. O'Leary, Wisconsin Public Service Corporation (fax no.: (920) 433-7653) and confirmed to the address indicated above.

        13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

        14. Applicable Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

        15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

        16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

        17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

        "Act" shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

        "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Prospectus and documents incorporated by reference therein, as provided in the third paragraph of this Agreement..

        "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Milwaukee, Wisconsin.

        "Commission" shall mean the Securities and Exchange Commission.

        "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

        "Final Prospectus" shall mean the prospectus supplement relating to the Senior Notes that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus, including any documents incorporated by reference therein, as provided in the third paragraph of this Agreement.

        "Preliminary Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Senior Notes and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus, including any documents incorporated by reference therein as provided in the third paragraph of this Agreement.

        "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be, and shall include any documents incorporated by reference therein, as provided in the third paragraph of this Agreement.

        "Rule 415", "Rule 424", and "Rule 462" refer to such rules under the Act.

        "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

        "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

[Signature Page Follows]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

WISCONSIN PUBLIC SERVICE
   CORPORATION

By:  /s/ Joseph P. O'Leary
 Name: Joseph P. O'Leary
Title: Senior Vice President &
     Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

UBS WARBURG LLC

By:  /s/ Christopher Forshner
Name: Christopher Forshner
Title: Executive Director

By:  /s/ Scott Whitney
 Name: Scott Whitney
Title: Director

For itself and the other
several Underwriters, if any,
named in Schedule II to
the foregoing Agreement.

Schedule I

Underwriting Agreement dated December 9, 2002

Registration Statement File No.:	333-97053
Representative:	UBS Warburg LLC as Managing Underwriter 299 Park Avenue New York, New York 10171-0026

Title, Purchase Price and Description of Senior Notes:

Title:	Senior Notes, 4.875% Series Due December 1, 2012
Principal amount:	$150,000,000
Purchase price (include accrued interest or amortization, if any), net of underwriting commission:	$148,729,687.50
Sinking fund provisions:	None
Redemption provisions:	The Senior Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, at a price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield as defined in the Prospectus Supplement and Supplemental Indenture to the Senior Indenture for the Senior Notes plus 0.25%, plus in each case accrued interest to the date of redemption.

Other provisions:	None other than those set forth in the Senior Indenture and substantially in the form set forth in the Supplemental Indenture to the Senior Indenture filed as Exhibit 4C to the Company's Registration Statement on Form S-3 (Reg. No. 333-97053)

Closing Date, Time and Location:	December 16, 2002 at 9:00 a.m. at the offices of Foley & Lardner, Milwaukee, Wisconsin

Date referred to in Section 5(f) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representative: December 16, 2002

Modification of items to be covered by the letter from Deloitte & Touche LLP delivered pursuant to Section 6(e) at the Execution Time: None

Schedule II
Underwriters	Principal Amount of Senior Notes to be Purchased
UBS Warburg LLC ........................................	$ 90,000,000
A.G. Edwards & Sons, Inc. ............................	30,000,000
Robert W. Baird & Co. ..................................	15,000,000
Legg Mason Wood Walker Incorporated ........	15,000,000
Total:	$150,000,000

Exhibit A

Form of Letter of Deloitte & Touche LLP
(To Be Delivered pursuant to Section 6(e))

______________, 2002
[Addressees]

Dear Sirs:

        This letter is being written in connection with the Prospectus included in the Registration Statement (No. 333-97053) on Form S-__ filed by Wisconsin Public Service Corporation (the Company) under the Securities Act of 1933 (the Act). The registration statement, and related prospectus supplement dated ____________, 2002, is herein referred to as the registration statement.)

        In connection with the registration statement-

1. We are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (the SEC).

2. We have not audited any financial statements of the Company as of any date or for any period. Therefore, we are unable to and do not express any opinion on the Company's financial position, results of operations, or cash flows as of any date or for any period.

3. For purposes of this letter, we have read the 2002 minutes of meetings of the stockholders, the board of directors, and [include other appropriate committees, if any] of the Company and its subsidiaries as set forth in the minutes books at December ___, 2002, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein; we have carried out other procedures to December__, 2002, as follows (our work did not extend to the period from December __, 2002 [cutoff period], to _________, 2002 [date of letter], inclusive):

a. With respect to the three-month and six month periods ended June 30, 2002, we have

(i) Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed consolidated balance sheet as of September 30, 2002, and unaudited condensed consolidated statements of income and comprehensive income, common shareholders' equity, and cash flows for the three-month and six month periods ended June 30, 2002, included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, incorporated by reference in the registration statement.

(ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in a(i) comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

b. With respect to the three-month and nine month periods ended September 30, 2002, we have

(i) Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed consolidated balance sheet as of September 30, 2002, and unaudited condensed consolidated statements of income and comprehensive income, common shareholders' equity, and cash flows for the three-month and nine month periods ended September 30, 2002, included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, incorporated by reference in the registration statement.

(ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in a(i) comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

c. With respect to the period from October 1, 2002 to November 30, 2002, we have-

(i) Read the unaudited consolidated financial statements of the Company and subsidiaries for October 2002 [and November 2002] furnished us by the Company, officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to [November 30, 2002], were available. The financial information for October 2002 [and November 30, 2002] is incomplete in that it omits the statement of cash flows and other disclosures.

(ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in c(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the registration statement.

The foregoing procedures do not constitute an audit conducted in accordance with auditing standards generally accepted in the United States of America. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

4. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that-

a. (i) Any material modifications should be made to the unaudited condensed consolidated financial statements described in 3a(i) and 3(b)(i), incorporated by reference in the registration statement, for them to be in conformity with accounting principles generally accepted in the United States of America.

(ii) The unaudited condensed consolidated financial statements described in 3a(i) and 3(b)(i) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

b. At [November 30,] 2002, there was any change in the common stock equity, increase in long-term debt, or decrease in consolidated total assets as compared with amounts shown in the September 30, 2002, unaudited condensed consolidated balance sheet included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 incorporated by reference in the registration statement [or except as otherwise stated in the letter].

5. As mentioned in 3c, Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to [November 30,] 2002, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after [November 30,] 2002, have, of necessity, been even more limited than those with respect to the periods referred to in 3. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether at December ___, 2002 [cutoff date], there was any change in the common stock equity, increase in long-term debt or any decreases in consolidated total assets as compared with amounts shown on the September 30, 2002, unaudited condensed consolidated balance sheet included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 incorporated by reference in the registration statement. On the basis of these inquiries and our reading of the minutes as described in 3, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the registration statement discloses have occurred or may occur [or except as otherwise stated in the letter].

6. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether, for the period from October 1, 2002 to December __, 2002, there was any decrease, as compared with the corresponding period in the preceding year, in consolidated operating revenues or in income available for common shareholders of the Company. Those officials stated that, for the period from October 1, 2002 through December __, 2002, there was no decrease, as compared with the corresponding period in the preceding year, in consolidated operating revenues or income available for common shareholders of the Company [except as stated in the letter].

7. For purposes of this letter we have also read the items identified by you on the attached copied excerpts of the prospectus supplement, WPS Resources Corporation's and the Company's joint Annual Report on Form 10-K for the year ended December 31, 2001, and WPS Resources Corporation's and the Company's joint Quarterly Reports on Form 10-Q for the periods ended March 31, 2002, June 30, 2002, and September 30, 2002, and have performed the following additional procedures, which were applied as indicated with respect to the letter items explained below.

A. Compared the amount with the Company's financial statements for the period indicated and found them to be in agreement.

B. Proved the arithmetic accuracy of amounts, summations, percentages, or ratios based on the data included in or derived from the Company's financial statements described in procedure 7(A).

C. Compared with a schedule or report prepared by the Company and found them to be in agreement. Amounts appearing in such schedule or report were compared with accounting records of the Company and found to be in agreement.

D. Proved the arithmetic accuracy of amounts, summations, percentages or ratios based on data shown on a schedule or report prepared by the Company described in procedure 7(C).

For none of the periods referred to herein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

8. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in 7; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the registration statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

9. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the registration statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the registration statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the registration statement.

Yours truly,